Exhibit 99.1

Ocean Power Technologies Highlights Strategic Relevance of Autonomous Maritime Systems Amid Heightened Regional Tensions

MONROE TOWNSHIP, N.J. March 2, 2026 — Ocean Power Technologies, Inc. (NYSE American: OPTT), a provider of autonomous maritime systems and offshore power solutions, today underscored the growing strategic importance of persistent maritime domain awareness and offshore infrastructure protection as instability in the Middle East places key global shipping corridors and energy assets under increased focus.

The Company confirms that its regional partners and team members in the Middle East are safe and remain in close coordination with the Company. OPT’s operations and customer support activities also continue without disruption.

Global commerce and national security operations rely heavily on maritime corridors across the Middle East and other strategically sensitive regions. Heightened tensions reinforce the need for scalable, persistent offshore monitoring solutions capable of protecting ports, subsea infrastructure, and offshore energy installations, particularly in environments where traditional manned operations may be constrained or cost prohibitive.

OPT’s autonomous offshore platforms are engineered to provide long-duration, unmanned maritime presence, supporting sensing, communications relay, and infrastructure monitoring with reduced logistical footprint and operating costs.

“We believe periods of geopolitical uncertainty emphasize the importance of persistent, autonomous maritime awareness,” said Philipp Stratmann, CEO. “We are seeing sustained interest in solutions that enhance operational resilience while reducing deployment risk. Our priority remains the safety of our people and partners, and we stand ready to support customers tasked with securing critical maritime assets.”

OPT continues to engage with U.S. and allied defense, security, and energy stakeholders to advance autonomous offshore capabilities designed to strengthen maritime domain awareness, infrastructure protection, and mission endurance worldwide.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the Company’s systems and products, including the PowerBuoy® and WAM-V®, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com